Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Period ended September 30, 2026
of Dover Corporation

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Dover Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
2.Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 22, 2026	/s/ Richard J. Tobin
Richard J. Tobin
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	October 22, 2026	/s/ Christopher B. Woenker
Christopher B. Woenker
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.